                                                                    Exhibit 99.1

INVESTOR CONTACT:                          PRESS CONTACT:

Mindy Kohl                                 Jennifer Menard

Netegrity, Inc.                            Netegrity, Inc.
(781) 530-6061                             (781) 530-6202
mkohl@netegrity.com                        jmenard@netegrity.com



                    NETEGRITY REPORTS SECOND QUARTER RESULTS

      o     TOTAL REVENUES OF $24.3 MILLION; INCREASE OF 29% VERSUS Q2 2003
      o     LICENSE REVENUES OF $13.6 MILLION; INCREASE OF 27% VERSUS Q2 2003
      o     EARNINGS PER SHARE: $0.05 GAAP; $0.06 NON-GAAP

WALTHAM, MA - JULY 29, 2004 - Netegrity, Inc. (Nasdaq: NETE), a leading provider of identity and access management solutions, today reported results for the second quarter ended June 30, 2004.

Q2 2004 FINANCIAL HIGHLIGHTS

-     REVENUES

      - Total revenues for the second quarter of 2004 were $24.3 million, an increase of 29% compared to $18.9 million for the second quarter of 2003. License revenues for the second quarter of 2004 were $13.6 million, an increase of 27% over the same period a year ago.

      - For the six months ended June 30, 2004, total revenues were $47.4 million, and license revenues were $26.4 million, compared to total revenues of $35.5 million, and license revenues of $19.1 million for the six months ended June 30, 2003.

-     NET INCOME

      GAAP Results

      - Net income for the second quarter of 2004 was $1.9 million, or $0.05 per diluted share, compared to a net loss of $(2.5) million, or $(0.07) per share, for the same period a year ago.

      - For the six months ended June 30, 2004, net income was $3.2 million, or $0.08 per diluted share, compared to a net loss of $(7.4) million, or $(0.22) per share, for the first six months of 2003.

      Non-GAAP Results

      - Non-GAAP net income is defined as GAAP net income excluding the non-cash amortization of capitalized software. For the second quarter of 2004, non-GAAP net income was $2.4 million, or $0.06 per diluted share, compared to $167,000, or $0.00 per diluted share, for the same period a year ago.

      - For the six months ended June 30, 2004, non-GAAP net income was $4.2 million, or $0.10 per diluted share, compared to a net loss of $(2.0) million, or $(0.06) per diluted share, for the first six months of 2003.

      - Non-cash amortization of capitalized software was $0.5 million for each of the first and second quarters of 2004 and $2.7 million for the second quarter of 2003 and $5.4 million for the first six months of 2003, respectively.

-     CASH

      - Net cash provided by operating activities for the second quarter of 2004 was $4.8 million. As of June 30, 2004, Netegrity had $90.3 million in cash and marketable securities.

"We performed very well this quarter, once again exceeding guidance for both revenue and profitability, and delivering significant year-over-year growth. As our results show, we are benefiting from our leadership in a strategic, high-growth market fueled by multiple demand drivers," said Barry Bycoff, Netegrity Chairman, President, and CEO. "In Q2, we saw strong interest in all our products, as customers recognize the impact that a shared security infrastructure has on their total cost of ownership and ability to secure their information assets. Looking forward, we believe our integrated identity and access management platform will continue to be a powerful competitive differentiator for Netegrity."

Q2 2004 OPERATIONAL HIGHLIGHTS

- Completed 100 transactions with new and existing customers, ending the quarter with approximately 870 customers. From a vertical standpoint, Netegrity saw increased interest from the telecommunications industry and continued strength in the financial services industry.

- Shipped IdentityMinder(R) eProvision 4.0, Netegrity's provisioning solution that automates the process of managing access to valuable enterprise resources for employees, contractors, and partners. The new features in eProvision 4.0, including enhanced workflow and simplified administration, make it easier to manage the regulatory compliance process, mitigate risk, and reduce costs. IdentityMinder eProvision is a component of the Netegrity identity and access management product line which enables companies to manage external and internal users and their access to both enterprise and Web applications.

- Extended technology leadership in identity federation with the Universal Federation Architecture(TM) (UFA) which is designed to standardize the sharing of identity information across applications within the enterprise as well as to partner companies outside of the enterprise.

- Successfully passed the Liberty Alliance conformance test and earned the 'Liberty Alliance Interoperable' logo. In addition, Netegrity demonstrated federation technology interoperability with Microsoft utilizing WS-Security and SAML standards.

- Gartner, Inc. has placed Netegrity in the Leader Quadrant of the 2004 Extranet Access Management Magic Quadrant report(1). The Extranet Access Management Magic Quadrant acknowledges those software vendors who have developed strong identity administration, integration with user provisioning, and federated identity and Web services capabilities.

Q3 2004 FINANCIAL OUTLOOK

The following financial outlook is based on information as of July 29, 2004. Management provides the following guidance for the quarter ending September 30, 2004:

      - Total revenue and license revenue are expected to be approximately flat with Q2 2004.

      - GAAP net income is expected to be approximately $0.04 per diluted share.

      - Non-GAAP net income (which excludes $0.5 million of non-cash amortization of capitalized software) is expected to be approximately $0.05 per diluted share.

      - These per share earnings estimates are based on approximately 42 million diluted shares.

QUARTERLY CONFERENCE CALL

Netegrity will host a conference call today to discuss second quarter results at 5:00 p.m. ET. Netegrity will broadcast the conference call live via the Internet at the Investor Relations section of www.netegrity.com. This Webcast will also be archived for later listening in the Investor Relations section of www.netegrity.com. An audio replay of the call will be available until midnight on Monday, August 2nd. To access the replay, dial (800) 475-6701, or internationally dial (320) 365-3844, and enter access code 738028.

ABOUT NETEGRITY, INC.

Netegrity, Inc. is a leading provider of security software solutions that securely manage identities and their access to enterprise information assets, letting business in while keeping risk out. Netegrity provides a comprehensive identity and access management product line for continuously evolving computing environments, including legacy, Web, and service-oriented architectures. Netegrity's flexible, standards-based offerings are designed to increase security, reduce administrative costs, and enable revenue enhancement. Supported by a network of over 1200 trained integration consultants and over 200 technology partners, Netegrity solutions are licensed for more than 350 million users at over 850


(1) Magic Quadrant for Extranet Access Management, 1H04, Ray Wagner, June 29,
    2004
organizations worldwide, including more than half of the Fortune 100. For more information, visit http://www.netegrity.com.

                                       ###

Netegrity, IdentityMinder, SiteMinder, TransactionMinder, and Universal Federation Architecture are trademarks or registered trademarks of Netegrity, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Various statements in this release concerning Netegrity's future expectations, plans, and prospects constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors such as, but not limited to, general economic conditions, weakness in the global economy, increased operating expenses, our ability to develop and enhance our products and services or remain competitive in product pricing, competition in the marketplace, including competitors' sales strategies, development and performance of our direct and indirect sales channels, our ability to integrate the operations of acquired companies, delays in product development, changes in customer and market requirements and standards, market acceptance of new products and technologies, and technological changes in the computer industry, as well as those risks more fully discussed in the Company's reports on file with the Securities and Exchange Commission including the Company's latest Form 10-K, Form 10-Q and any subsequent filings. In addition, any forward-looking statements represent the Company's views only as of today and should not be relied upon as representing its views as of any subsequent date. While we may elect to update forward looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on any of these forward-looking statements as representing the Company's views as of any date subsequent to today.

                                 NETEGRITY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    THREE MONTHS ENDED JUNE 30     SIX MONTHS ENDED JUNE 30

                                                                       2004           2003            2004           2003
                                                                    ----------     ----------      ----------     ----------
REVENUES:
Software licenses                                                   $   13,585     $   10,714      $   26,442     $   19,132
Services                                                                10,344          7,500          19,868         15,129
Other                                                                      392            650           1,046          1,281
                                                                    ----------     ----------      ----------     ----------
Total revenues                                                          24,321         18,864          47,356         35,542

Cost of revenues                                                         4,060          3,526           7,923          7,367
Non-cash cost of revenues                                                  510          2,699           1,020          5,398
                                                                    ----------     ----------      ----------     ----------
Total cost of revenues                                                   4,570          6,225           8,943         12,765

GROSS PROFIT                                                            19,751         12,639          38,413         22,777

Selling, general, and administrative expenses                           12,118         10,493          23,655         20,989
Research and development costs                                           5,862          5,036          11,848          9,910
                                                                    ----------     ----------      ----------     ----------

OPERATING INCOME (LOSS)                                                  1,771         (2,890)          2,910         (8,122)

Other income, net                                                          287            417             609            791
                                                                    ----------     ----------      ----------     ----------

Net income (loss) before income taxes                                    2,058         (2,473)          3,519         (7,331)

Provision for income taxes                                                 153             59             328             59
                                                                    ----------     ----------      ----------     ----------

NET INCOME (LOSS)                                                   $    1,905     $   (2,532)     $    3,191     $   (7,390)
                                                                    ==========     ==========      ==========     ==========

Net income (loss) per share attributable to common stockholders
      Basic and diluted                                             $     0.05     $    (0.07)     $     0.08     $    (0.22)
                                                                    ==========     ==========      ==========     ==========

         WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

                                BASIC                                   37,985         34,416          37,798         34,367
                                                                    ==========     ==========      ==========     ==========
                               DILUTED                                  40,789         34,416          40,841         34,367
                                                                    ==========     ==========      ==========     ==========

                                 NETEGRITY, INC.

              RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURE

                                   (UNAUDITED)

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The first and second quarters of 2004 and 2003 include charges for non-cash amortization of capitalized software. We have presented non-GAAP financial measures as part of this earnings release since such information excludes certain non-cash items and management believes it is a more accurate measurement of our overall operating performance. Management believes that presenting financial measures exclusive of certain non-cash items helps identify trends in the company's business and the company uses these measures to establish budgets and operational goals, to manage its business and to evaluate the performance of the company.

Below is a table that reconciles GAAP net income (loss) to non-GAAP net income
(loss) for the three and six months ended June 30, 2004 and 2003. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

                                                         THREE MONTHS                  SIX MONTHS
                                                            ENDED                         ENDED
                                                           JUNE 30                       JUNE 30

                                                     2004           2003           2004           2003
                                                  ----------     ----------     ----------     ----------
GAAP net income (loss)                            $    1,905     $   (2,532)    $    3,191     $   (7,390)
Adjustments:

Non-cash amortization of capitalized software
                                                         510          2,699          1,020          5,398
                                                  ----------     ----------     ----------     ----------
Non-GAAP net income (loss)                        $    2,415     $      167     $    4,211     $   (1,992)
                                                  ==========     ==========     ==========     ==========

GAAP net income (loss) per share - basic and      $     0.05     $    (0.07)    $     0.08     $    (0.22)
diluted
Adjustments:

Non-cash amortization of capitalized
software per share
      Basic                                       $     0.01     $     0.07     $     0.03     $     0.16
                                                  ==========     ==========     ==========     ==========
      Diluted                                     $     0.01     $     0.07     $     0.02     $     0.16
                                                  ==========     ==========     ==========     ==========

Non-GAAP net income (loss) per share
      Basic                                       $     0.06     $     0.00     $     0.11     $    (0.06)
                                                  ==========     ==========     ==========     ==========
      Diluted                                     $     0.06     $     0.00     $     0.10     $    (0.06)
                                                  ==========     ==========     ==========     ==========

Weighted average common shares outstanding
   Basic                                              37,985         34,416         37,798         34,367
                                                  ==========     ==========     ==========     ==========
   Diluted                                            40,789         36,159         40,841         34,367
                                                  ==========     ==========     ==========     ==========

                                 NETEGRITY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                June 30, 2004   December 31, 2003
                                                                -------------   -----------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                        $     22,961     $     20,123
Available-for-sale securities                                          44,244           51,557
Accounts receivable, net                                               20,584           14,340
Prepaid and other current assets (including restricted cash)
                                                                        3,555            3,051
                                                                 ------------     ------------
Total current assets                                                   91,344           89,071

Property and equipment, net                                             4,639            4,848
Available-for-sale securities                                          21,805           19,401
Goodwill                                                               34,503           34,503
Other intangible assets, net                                            6,480            7,500
Other assets (including restricted cash)                                2,431            1,901
                                                                 ------------     ------------

Total assets                                                     $    161,202     $    157,224
                                                                 ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable trade                                           $      3,100     $      1,415
Accrued compensation and benefits                                       5,558            5,947
Other accrued expenses                                                  7,786           16,273
Deferred revenue                                                       23,632           18,503
                                                                 ------------     ------------
Total current liabilities                                              40,076           42,138

STOCKHOLDERS' EQUITY                                                  121,126          115,086
                                                                 ------------     ------------

Total liabilities and stockholders' equity                       $    161,202     $    157,224
                                                                 ============     ============